EXHIBIT 10.2
Sale Agreement

This Sale Agreement (this "Sale Agreement") is made and entered into by and among the undersigned at the address set forth under their respective names (each a "Seller" and collectively the "Sellers") and National Patent Development Corporation, a Delaware corporation with principal executive offices at 10 East 40th Street, Suite 3110, New York, NY  10016 ("NPDC") and Five Star Products, Inc., a Delaware with principal offices at 10 East 40th Street, Suite 3110, New York, NY  10016 ("Five Star").
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:
1.             Sale of Shares.
(a)           On such date and time (the "Closing Date") and place as NPDC shall purchase shares of NPDC common stock, par value $0.01, (the "NPDC Common Stock") and shares of common stock, $0.01 par value, of Five Star Products, Inc. (the "Five Star Common Stock") from Leslie Flegel pursuant to the terms of the Agreement and Release made and entered into among Leslie Flegel, NPDC and Five Star (the "Flegel Agreement"), each Seller will sell the number of shares of the Five Star Common Stock set forth next to its name to NPDC for $0.60 per share at the closing (the "Closing") and NPDC shall purchase such shares conditioned on the consummation of the closing provided for in the Flegel Agreement.  NPDC may elect not to proceed with the purchase of any Seller's shares of Five Star Common Stock if any other Seller does not sell its shares of Five Star Common Stock to NPDC hereunder.
(b)           At the Closing, each Seller shall deliver to NPDC certificates representing the Five Star Common Stock to be purchased by NPDC endorsed in blank or having attached a duly executed stock power, in each case in proper form for transfer, with signatures guaranteed by a commercial bank, and with all applicable stock transfer tax stamps affixed thereto.  By delivering the certificates at the Closing, each Seller represents with respect to the shares of Five Star Common Stock being sold by it, that it owns beneficially and of record all of such shares, free and clear of any and all pledges, liens, encumbrances or security interests of any kind or nature other than these resulting from acts or failure to act of NPDC and except for the Lock-up Agreement between each Seller and Five Star (the "Lock-up Agreement").  The Sellers represent that except for the Lock-up Agreement they have full right and authority to so transfer such shares to NPDC, and all such transferred shares shall not be subject to any voting trust, proxies or other agreements relating to the voting or transfer thereof.

2.             Representations of the Sellers.
(a)           Each Seller acknowledges that NPDC may now or at the Closing Date be in possession of material inside information regarding NPDC or Five Star that such Seller is not aware of.  Nonetheless, each Seller willing has agreed to sell the shares of Five Star Common Stock owned by it to NPDC pursuant to the terms of this Agreement.  Each Seller represents that it has retained the services of Leslie Flegel to advise it with respect the sale provided herein and he is a "purchaser representative" as defined in Regulation D under Securities Act of 1933, as amended and he is a sophisticated investor with experience in transactions in securities of the kind reflected in this Agreement and each Seller has also sought and received the advice of legal counsel familiar with transactions of this kind and it is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of its sale of such shares and has no claims against NPDC with respect thereto and if any such claim exists, each Seller, recognizing its disclaimer of reliance and NPDC's reliance on such disclaimer as a condition for entering into the purchase of such shares, covenants and agrees not to assert it against NPDC or any affiliate of NPDC including Five Star.

(b)           Except for the Lock-up Agreement, no authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, or the taking of any action contemplated hereby, by each Seller, except those that have been obtained or are available.
(c)           Neither the execution and delivery of this Agreement, nor compliance with any of the terms and provisions hereof, nor the consummation of any of the transactions herein contemplated will: (i) violate any law, regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to any Seller, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which any Seller is a party or by which it may be bound or to which it may be subject except the Lock-up Agreement.
3.             Specific Performance.  Each Seller understands and agrees that the representations and promises of it contained in this Agreement are material terms of this Agreement, and that NPDC was induced to enter into this Agreement based upon such representations and promises.  Each Seller acknowledges that a breach of such representations and/or promises would result in damages to NPDC which would be difficult to calculate and determine.  Accordingly, each Seller agrees that in the event of any breach of this Agreement by it, NPDC may seek specific performance of this Agreement by each Seller without the necessity of posting any bond or other security and each Seller consents to the ordering of specific performance.
4.             Illegality.  If any provision of this Agreement is held to be illegal, void, or unenforceable, that holding shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that, upon any finding that any provision is illegal, void or unenforceable, each Seller agrees, at NPDC's request, to promptly execute an amendment to this Agreement with a provision of comparable scope that has been revised only to the extent needed to render it legal and enforceable.

5.            Arbitration.  Except as set forth in Section 3 of this Agreement, it is agreed that any claim or dispute arising out of or relating to this Agreement will be settled by private and binding arbitration to be conducted before a single arbitrator in the State of New York.  Unless otherwise mutually agreed by the parties, the arbitration proceeding shall be conducted pursuant to the American Arbitration Association Rules for the Resolution of Employment Disputes.  Arbitration may be invoked by written notice to the American Arbitration Association, served upon the opposing party by registered mail, stating with particularity the issue(s) posed for arbitration; provided, however, that no request for arbitration may be made until thirty (30) days after written notice of the claim or dispute has first been forwarded by certified mail to the other party.  The arbitration proceedings shall be private and confidential.
6.           (a)           Further Assurances.  At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
(b)           Survival.  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the sale of the Five Star Common Stock and any delivery of the purchase price by NPDC, irrespective of any investigation made by or on behalf of any party.
(c)           Modification.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

(d)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section.  Any notice or other communication shall be deemed given at the time of receipt thereof.
If to the Seller:	At the address set forth after its name
Fax: (239) 591-6718

If to NPDC or Five Star:	National Patent Development Corporation
10 East 40th Street Suite 3110 New York, NY 10016 Fax: (646) 742-1601 Att: President

(e)           Waiver.  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.  Any waiver must be in writing signed by the party granting the waiver.

(f)           Binding on Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of NPDC and Five Star and their respective successors and assigns and each Seller and its assigns, heirs, and personal representatives.
(g)           Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
(h)           Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(i)           Miscellaneous.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.  Except as provided in Section 5, any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan of the City of New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.           Termination of Agreement.  Effective upon the Closing, the Lock-up Agreements shall be terminated with respect to each Seller who transfers all its shares of Five Star Common Stock to NPDC.

NATIONAL PATENT DEVELOPMENT CORPORATION

	By:	/s/ John C. Belknap
	Name:	Vice President
	Title:	John C. Belknap

DATED: March 25, 2008.

FIVE STAR PRODUCTS, INC.

	By:	/s/ John C. Belknap
	Name:	John C. Belknap
	Title:	President

DATED: March 25, 2008.
Number of Shares of Five Star Common Stock

33,333	By:	/s/ Darryl Sagel
Darryl Sagel
260 Fifth Ave, #7
New York, NY 10001

33,333	By:	/s/ Lauren Sagel
Lauren Sagel
260 Fifth Ave, #7
New York, NY 10001

33,333	Graham Spencer Sagel UTMA-NY

	By:	/s/ Lauren Sagel
Lauren Sagel, Custodian
260 Fifth Ave, #7
New York, NY 10001

35,000	Alexa Danielle Sagel UTMANY

	By:	/s/ Lauren Sagel
Lauren Sagel, Custodian
250 Fifth Avenue, Apt. 7NS
New York, NY 10001

33,333	By:	/s/ Carole Flegel
Carole Flegel
509 Turtlehatch Lane
Naples, FL 34103

33,333	By:	/s/ Jason Flegel
Jason Flegel
509 Turtlehatch Lane
Naples, FL 34103

33,333	Dylan Zachary Flegel UTMA-FL

	By:	/s/ Jason Flegel
Jason Flegel, Custodian
509 Turtlehatch Lane
Naples, FL 34103

33,333	Brooke Flegel UTMA-FL

	By:	/s/ Jason Flegel
Jason Flegel, Custodian
509 Turtlehatch Lane
Naples, FL 34103

33,333	By:	/s/ Mark Flegel
Mark Flegel
195 Forrestwood Drive
Naples, FL 34110